EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made this 11th day of March, 1997, is by and between MEDI-CEN MANAGEMENT, INC., a Maryland corporation ("Employer") and P. STEVEN MACEDO, M.D. ("Employee").

                             INTRODUCTORY STATEMENT

         Employer is engaged in the business of providing medical practice management and related services. Employee has agreed to be employed by Employer and Employer has agreed to employ Employee pursuant to the terms and conditions hereinafter set forth. The parties hereto acknowledge and agree that it would be in the best interest of all parties to clearly define both the responsibilities of Employee as well as set out the compensation and other benefits which will accrue to Employee.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties hereto do agree as follows:

         1. Employment. Employer hereby employs, engages and hires Employee as Chairman of the Board and Secretary of Employer to render such services as are typically required of the Chairman of the Board and Secretary of a for profit corporation and such other services as may be required from time to time. Employee hereby accepts and agrees to such hiring, engagement and employment subject to the general supervision and pursuant to the orders, advice and directions of the Board of Directors of Employer.

         2. Best Efforts of Employee. Employee hereby agrees that at all times he will faithfully, industriously and to the best of his ability, experience and talents perform all duties that may be required of him pursuant to the expressed and implicit terms hereof. Such duties shall be rendered at such times and places as Employer in good faith shall require. Employee agrees that at no time while this Agreement is in effect will Employee speak of, refer to, or comment on Employer's businesses in any way that tends, either directly or indirectly, to detract from or diminish the good reputation of Employer's businesses in the community, the successful and effective conduct of Employer's businesses, or the good will of Employer's businesses. Violation of any provision of this section shall be deemed a material breach of this Agreement.



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         3. Term.  The term of this  Agreement  shall be for a period of two (2)
years commencing as of the date hereof and terminating on the second (2nd) anniversary of the date hereof, subject, however, to prior termination as hereinafter provided.

         4. Compensation of Employee.

          a. Base Compensation. For all services rendered by Employee under this Agreement, Employer shall pay Employee the amount determined by the Board of Directors.

          b. Stock Option Plan. It is anticipated that there will be a 4.132 for 1 stock split of the Company's Common Stock. Employee shall be granted options to purchase 900,000 post split shares of the Company's Common Stock from the Stock Option Plan of Employer to be established at a price equal to the Initial Public Offering ("IPO") price per share of the Company's Common Stock. All Options granted pursuant to this Section 4.b shall vest upon issuance. Options to purchase 450,000 shares shall be exercisable on or after the date of the IPO and the remaining 450,000 options shall be exercisable on or after January 1, 1999, provided the IPO has occurred. Subject to the immediately preceding sentence, the options will be exercisable for a period of ten (10) years from the date of grant.

         5. Recommendations for Improving Operations. Employee shall make available to Employer all information of which Employee shall have any knowledge and shall make all suggestions and recommendations that will give mutual benefit to Employer and himself.

         6. Termination.

          a. This Agreement shall be terminated immediately upon the occurrence of one of the following conditions or events: (i) in the event Employee conducts himself in an unprofessional, unethical, immoral or fraudulent manner, or should the Employee's conduct discredit Employer or be detrimental to the reputation, character and standing of Employer; (ii) conviction of any crime of moral turpitude or of any crime punishable as a felony; or (iii) the death of Employee.

          b. In accordance with Section 2-413 of Maryland's General Corporation Law, Employer's Board of Directors may remove Employee and terminate this Agreement at any time if, in the

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Board's judgment, the best interests of Employer will be served thereby.

          c. Employer may terminate this Agreement at any time, for any reason whatsoever, upon thirty (30) days written notice to Employee.

         7. Return of Documents. Upon termination of employment, whether such termination be voluntary or involuntary, Employee shall deliver to Employer all records, lists, receipts, contracts and other documents that belong to Employer, as well as all other property that belongs to Employee.

         8. Waiver. No evidence of any waiver of any provision of this Agreement shall be offered or received in evidence at any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver is in writing and is duly executed by the party to be charged therewith, and the parties further agree that the provisions of this section may not be waived except as herein set forth.

         9. Severability. All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Sections 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         10. Notices. Any notices to be given hereunder by either party to the other may be effected by personal delivery, in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressees set forth below, but each party may change its address by written notice in accordance with this Section. Notices delivered personally shall be deemed communicated as of the actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

                  If to Employee:

                           P. Steven Macedo, M.D.
                           6305 Mountain Branch Court
                           Bethesda, Maryland 20817


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                  If to Employer:

                           Medi-Cen Management, Inc.
                           5110 Ridgefield Road, Suite 212
                           Bethesda, Maryland 20814

         11. Choice of Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Maryland, and that in any action, special proceedings or other proceedings that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Maryland shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         12. Attorneys' Fees. In any action at law or equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in any final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such party or parties (including without limitation such costs, expenses and fees on any appeal or in connection with any bankruptcy proceedings), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

         13. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Employer and contains all of the covenants and agreements between the parties with respect to such employment. Each party to this Agreement acknowledges that no representations, inducements or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and no other agreement, statement or promise not contained in this agreement shall be valid or binding. Any modification of this Agreement will be effected only if it is in writing signed by the party to be charged.

         14. Counterparts. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement.

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         IN WITNESS  WHEREOF,  the parties hereto have set their hands and seals the date first above written.

WITNESS:                                     EMPLOYER:
                                             MEDI-CEN MANAGEMENT, INC.

                                          By:/s/ Harrison G. Jett        (SEAL)
-------------------------                    ----------------------------
                                          Name: Harrison G. Jett
                                               --------------------------
                                          Title:CFO
                                                -------------------------
WITNESS:                                     EMPLOYEE:


                                             /s/ P. Steven Macedo, M.D.(SEAL)
-------------------------                    -------------------------
                                             P. Steven Macedo, M.D.



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